Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Form F-4 (Amendment #1) of our report dated January 31, 2025 with respect to the audited financial statements of Aimfinity Investment Merger Sub I as of December 31, 2023 and for the period from September 13, 2023 (inception) through December 31, 2023.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

February 24, 2025